UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2014

AMERITYRE CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005
(Address of principal executive office)

Registrant's telephone number, including area code: (702) 293-1930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 31, 2014, L. Wayne Arnett resigned as Executive Vice President and Chief Financial Officer and as a member of the Board of Directors of Amerityre Corporation (the “Company”).  Mr. Arnett’s resignation as a Director was effective immediately, with his resignation as Chief Financial Officer effective September 5, 2014.  Mr. Arnett’s resignation was not as a result of any disagreement with the Company.

On September 5, 2014, the Board of Directors appointed Timothy L. Ryan Principal Financial Officer and Interim Chief Financial Officer until such time as a permanent replacement can be appointed.  Mr. Ryan will serve concurrently as the Company’s Chief Executive Officer and Principal Financial Officer without additional compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  September 10, 2014

AMERITYRE CORPORATION

By: /s/ Timothy L. Ryan Timothy L. Ryan Chief Executive Officer and Interim Chief Financial Officer (Principal Executive & Financial Officer)
By: /s/ John J. Goldberg John J. Goldberg, Director	By: /s/ Glenn D. Bougie Glenn D. Bougie, Director